UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2006
SANTARUS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10590 West Ocean Air Drive, Suite 200, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 314-5700
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreements.
     Adoption of Santarus, Inc. 2007 Bonus Plan for Fiscal 2007. At a meeting held on December 18, 2006, the Compensation Committee of the Board of Directors of Santarus, Inc. (the “Company”) approved the Santarus, Inc. 2007 Bonus Plan (the “2007 Bonus Plan”). The terms of the 2007 Bonus Plan establish for each level of Company employee, including the Company’s executive officers but excluding the Company’s field commercial employees, a target cash bonus amount, expressed as a percentage of base salary. The Company’s executive officers are eligible to receive bonuses if certain corporate performance criteria are achieved during fiscal 2007. Bonus payments will be based on an evaluation by the Compensation Committee, as well as the independent members of the Board of Directors, of the Company’s achievement of corporate performance goals for 2007. The corporate performance goals for 2007 were previously established by the Board of Directors and include the achievement of performance targets with respect to the Company’s product sales, financial results and corporate activities.
     The foregoing description is a summary only, is not necessarily complete, and is qualified by the full text of the underlying plan, which is filed as an exhibit to this Current Report on Form 8-K.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.
(c)	Exhibits.
10.1 — Santarus, Inc. 2007 Bonus Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: December 21, 2006
By:	/s/ Debra P. Crawford
Name:	Debra P. Crawford
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Santarus, Inc. 2007 Bonus Plan